3rd Quarter Earnings Conference Call October 24, 2017 Exhibit 99.3

3rd quarter 2017 • Reported EPS of $0.25 per share and generated positive operating leverage, expanded net interest margin, and produced solid growth in pre-tax pre-provision income • Delivered solid earnings despite the impact of recent hurricanes • Net interest income and other financial income increased 8% year-over-year • Net interest margin increased 30 bps over 3Q16 to 3.36% • Non-interest expenses decreased 5% year-over-year and the efficiency ratio improved 250 bps over 3Q16 • Disciplined approach to credit continues to deliver positive results Results reflect continued execution of our strategic plan 2 Profitability • Remain committed to prudently growing loans without compromising risk-adjusted returns • Net interest income and other financing income continued to benefit from asset sensitive balance sheet and strong deposit franchise • Repurchased $500 million or 34.6 million shares of common stock and declared $105 million in dividends to common shareholders Balance Sheet and Capital Optimization • Plan to eliminate $400 million in expenses by end of 2019 well underway, expect to achieve majority by end of 2018; committed to additional expense reductions beyond the $400 million, details provided later this year • Focus remains on helping customers, associates and communities begin to recover and rebuild • Grew checking accounts, households, credit cards, wealth management relationships, assets under management and consumer loans • Remain committed to offering superior service, as well as financial advice, guidance and education to help customers reach their financial goals Focused on the Fundamentals

Prudently managing loans

Average loans and leases

($ in billions)


$81.3
$80.6
$80.2
$80.1
$79.6
31.1
31.5
31.2
31.1
31.3
50.2
49.1
49.0
49.0
48.3
3Q16
4Q16
1Q17
2Q17
3Q17
Business Lending
Consumer Lending

Quarter-over-Quarter:

- Total new and renewed loan production remained solid; however elevated loan payoffs and pay downs drove quarter-over-quarter decline in total average balances
- Average Consumer lending portfolio increased $180 million
  - Absent third-party indirect-vehicle run-off, consumer loans increased approximately $385 million
  - Full-year average decline from third-party indirect-vehicle portfolio expected to be approximately $510 million
- Average Business lending portfolio decreased $705 million
  - Increased refinance activity in the capital markets drove elevated payoffs and pay downs in the large corporate space
  - Low capitalization rates led several investor real estate loans to payoff prior to maturity
  - Modest increase in M&A activity in the middle market space contributed to elevated loan payoffs
  - Driven by risk mitigation strategies, average direct energy loans decreased $52 million, multi-family loans decreased $58 million and medical office building loans decreased $24 million

Year-over-Year:

- Average loan and lease balances declined $1.7 billion
- Average Consumer lending portfolio increased $207 million
- Average Business lending portfolio declined $1.9 billion

2017 Expectations: Excluding the impact of exiting the third-party indirect-vehicle portfolio, full-year average loans are expected to be down slightly compared to the prior year.

REGIONS
3

Optimizing deposit mix

Average deposits by type


($ in billions)
$97.9
$98.5
$98.0
$97.5
$96.9
7.4
7.5
7.2
7.0
7.0
90.5
91.0
90.8
90.5
89.9
3Q16
4Q16
1Q17
2Q17
3Q17
Low-cost deposits
Time deposits + Other

Average deposits by segment


($ in billions)
$97.9
$98.5
$98.0
$97.5
$96.9
3.8
4.0
3.6
3.3
3.0
10.6
10.2
10.0
9.5
9.3
28.3
28.7
28.2
27.6
27.6
55.2
55.6
56.2
57.1
57.0
3Q16
4Q16
1Q17
2Q17
3Q17
Consumer Bank
Corporate Bank
Wealth Management
Other

Quarter-over-Quarter:

- Average deposits decreased $626 million
- Strategic actions to reduce higher cost deposits contributed to the decline
  - Average Wealth Management deposits decreased $276 million or 3% as a result of ongoing reductions of certain collateralized deposits
  - Average Other deposits declined $220 million or 7% primarily due to reductions of retail brokered sweep deposits
- Average Consumer deposits decreased $153 million
- Average Corporate deposits increased $23 million
- Deposit costs remained low at 17 basis points
- Funding costs remained low at 37 basis points

Year-over-Year:

- Average deposits decreased $1.1 billion
- Average Consumer deposits increased $1.8 billion
- Average Corporate deposits decreased $686 million
- Average Wealth Management deposits decreased $1.4 billion
- Average Other deposits decreased $807 million

2017 Expectations: Full-year average deposits are expected to be relatively stable with the prior year.

REGIONS

4

$57 $8 $28 $3 Deposits by Customer Type(1) (Retail vs. Business) Other Segment Deposit advantage Non-Interest Bearing Deposits by Customer Type(1) • Retail deposits consist of consumer and private wealth accounts and represent 67% of total deposits • Business deposits consist of corporate, institutional trust and other accounts and represent 33% of total deposits • 38% of total average 3Q17 deposits are non-interest bearing deposits • Approximately 43% of our consumer low-cost deposit dollars have been customers for over 10 years • Deposit MSA stratification ◦ ~50% of deposits <1M people ◦ ~35% of deposits <500K people Interest Bearing Deposits by Customer Type(1) 3Q16 4Q16 1Q17 2Q17 3Q17 18 18 19 19 19 17 $35 18 $36 17 $36 17 $36 18 $37 3Q16 4Q16 1Q17 2Q17 3Q17 44 45 46 45 45 19 $63 17 $62 16 $62 16 $61 15 $60 5 Consumer Segment Private Wealth* Corporate Segment Institutional Trust* $1 * Private Wealth and Institutional Trust deposits are combined into the Wealth Management Segment. (1) Average Balances ($ in billions)3Q17 ($ in billions) ($ in billions)

Improving net interest income[(1)] and net interest margin

Quarter-over-Quarter:

- Net interest income[(1)] (FTE) increased $17 million or 2%, and the net interest margin increased 4 bps
  - Interest recoveries benefited net interest income adding $4 million and 2 bps of net interest margin.
  - Outside of recoveries, net interest margin and income benefited primarily from higher market interest rates, partially offset by a decrease in average loan balances and higher debt costs
  - One extra day in the quarter benefited net interest income[(1)] (FTE) by ~$5 million and negatively impacted net interest margin by ~ 2 bps
- Excluding impact of interest recoveries, expect 4Q17 net interest income and related margin to grow modestly assuming a December Fed Funds rate increase
  - If expectations for a December rate hike decline, expect net-interest income and related margin to be relatively stable

Year-over-Year:

- Net interest income[(1)] (FTE) increased $65 million or 8%, and the net interest margin increased 30 bps
  - Net interest margin and net interest income[(1)] benefited from higher market interest rates, prudent deposit cost management, favorable credit-related interest recoveries, and the impact of balance sheet management strategies,

2017 Expectations: Full-year net interest income[(1)] growth of 3%-5%.

Net interest income[(1)] and net interest margin



($ in millions)
$856
$874
$881
$904
$921
3.06%
3.16%
3.25%
3.32%
3.36%
3Q16
4Q16
1Q17
2Q17
3Q17
Net Interest Income(1) (FTE)
Net Interest Margin

(1) Net interest income and other financing income

REGIONS
6

Building sustainable franchise value

Quarter-over-Quarter:

- Non-interest income decreased $10 million or 2%; Adjusted non-interest income[1] decreased $13 million or 3%
  - Driven primarily by declines in mortgage and capital markets partially offset by an increase in service charges
  - 3Q17 adjusted non-interest income[1] includes $10 million in operating lease impairment charges vs $7 million in the prior quarter
  - 3Q17 adjusted non-interest income[1] also includes ~$1 million in hurricane-related card & ATM fee waivers
- Expect 4Q17 adjusted non-interest income to grow driven by an increase in capital markets and to a lesser extent mortgage, Card & ATM fees, and wealth management

Year-over-Year:

- Non-interest income decreased $84 million or 14% and adjusted non-interest income[1] decreased $38 million or 7%
  - 3Q16 reported non-interest income includes $47 million of insurance proceeds related to settlement regarding insured mortgage loans, which did not repeat in 3Q17
  - Growth in service charges offset by declines in mortgage, capital markets, and card & ATM fees

2017 Expectations: Full-year adjusted non-interest income expected to remain relatively stable with the prior year.

Non-interest income



($ in millions)
$599
$522
$510
$525
$515
55
166
105
107
78
46
42
10
173
103
103
59
43
31
168
104
109
56
41
32
6
169
104
108
60
40
38
9
175
103
108
53
32
35
3Q16
4Q16
1Q17
2Q17
3Q17
Capital markets
Mortgage income
Other
Wealth management income (2)
Card and ATM fees
Service charges on deposit accounts
Selected items(1)

(1) Non-GAAP; see appendix for reconciliation
(2) Wealth Management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the Wealth Management segment.

REGIONS
7

Prudently managing expenses

Quarter-over-Quarter:

- Non-interest expense decreased $23 million or 3%; adjusted non-interest expense[1] decreased $19 million or 2%
  - Salaries and benefits decreased $14 million or 3% primarily due to reduced pension settlement charges and lower health insurance costs
  - Professional fees decreased $7 million due to lower legal and consulting costs
  - Provision for unfunded credit losses decreased $5 million
  - Declines partially offset by a $5 million increase in occupancy and a $7 million increase in ORE driven by recent hurricanes
- Adjusted efficiency ratio[1] decreased 150 bps to 61.7%

Year-over-Year:

- Non-interest expense decreased $48 million or 5%; adjusted non-interest expense[1] decreased $32 million or 4%
  - 3Q16 reported non-interest expense included $14 million loss on extinguishment of debt which did not repeat in 3Q17
  - Decreases in salaries and benefits, professional fees and provision for unfunded credits were partially offset by increases in furniture and equipment and occupancy expenses

2017 Expectations: Full year adjusted non-interest expense growth of 0%-1%; full-year adjusted efficiency ratio ~62% and adjusted operating leverage of ~2%

Non-interest expense



($ in millions)
$934
22
65.3%
912
$899
22
63.2%
877
$877
5
62.7%
872
$909
10
63.2%
899
$886
6
61.7%
880
3Q16
4Q16
1Q17
2Q17
3Q17
Adjusted Non-Interest Expense(1)
Selected Items(1)
Adjusted efficiency ratio(1)

(1) Non-GAAP; see appendix for reconciliation

REGIONS

8

Stable asset quality

Net charge-offs and ratio


($ in millions)
$54
48
0.26%
6
3Q16
$83
69
0.41%
14
4Q16
$100
87
0.51%
13
1Q17
$68
50
0.34%
18
2Q17
$76
48
0.38%
28
3Q17
Net Charge-Offs (Direct Energy)
Net Charge-Offs (Non-Energy)
Net Charge-Offs ratio

NPLs and coverage ratio[1]


($ in millions)
$1,078
773
123%
104%
305
3Q16
$995
684
138%
110%
311
4Q16
$1,004
694
135%
106%
310
1Q17
$823
556
163%
127%
267
2Q17
$760
513
180%
137%
247
3Q17
NPLs (Non-Energy) (1)
NPLs (Direct Energy)(1)
Coverage Ratio
Coverage ratio excluding Direct Energy (2)

Criticized Business Loans


($ in millions)
$3,742
2,718
1,024
3Q16
$3,612
2,641
971
4Q16
$3,538
2,671
867
1Q17
$3,280
2,525
755
2Q17
$2,962
2,307
655
3Q17
Criticized (Direct Energy)
Criticized (Non-Energy)

- Provision for loan losses equaled net charge-offs and includes $40 million of estimated hurricane-related losses
- Decrease in non-accrual, criticized business services, and total troubled debt restructured loans driven by improvement in commercial loans
- Allowance for loan losses, as a percent of non-accrual loans, was 137%; excluding direct energy this ratio increased linked quarter from 163%[2] to 180%[2]
- Direct energy charge-offs totaled $28 million for the quarter and $59 million year-to-date through 3Q17

2017 Expectations: Net charge-offs of 35-50 bps.

(1) Excludes loans held for sale
(2) Non-GAAP; see appendix for reconciliation

REGIONS

9

Industry leading capital and liquidity ratios • Repurchased $500 million or 34.6 million shares of common stock, and declared $105 million in dividends to common shareholders • Basel III common equity tier 1 ratio estimated at 11.3%(1); Fully phased-in pro-forma Basel III common equity tier 1 ratio estimated at 11.2%(1)(2), well above regulatory minimums • At period-end, Regions was fully compliant with the Liquidity Coverage Ratio rule (1) Current quarter ratios are estimated (2) Non-GAAP; see appendix for reconciliation (3) Based on ending balances 10 Tier 1 capital ratio(1) Common equity Tier 1 ratio – Fully phased-in pro-forma(1)(2) Loan-to-deposit ratio(3) 3Q16 4Q16 1Q17 2Q17 3Q17 11.9% 12.0% 12.1% 12.3% 12.1% 3Q16 4Q16 1Q17 2Q17 3Q17 11.0% 11.1% 11.2% 11.4% 11.2% 3Q16 4Q16 1Q17 2Q17 3Q17 82% 81% 80% 82% 81%

2017 expectations 11 • Excluding the impact of the third-party indirect-vehicle portfolio, full-year average loans are expected to be down slightly compared to the prior year • Full-year average deposits are expected to be relatively stable with the prior year • Net interest income and other financing income growth of 3%-5% • Adjusted non-interest income relatively stable with the prior year* • Adjusted non-interest expense growth of 0%-1%; adjusted efficiency ratio ~62%* • Adjusted operating leverage of approximately 2%* • Full-year effective tax rate expected in the 30%-31% range • Net charge-offs of 35-50 bps * The reconciliation with respect to forward-looking non-GAAP measures is expected to be consistent with actual non-GAAP reconciliations included in attached appendix.

Appendix 12

Selected items impacting earnings

($ amounts in millions, except per share data)	Quarter Ended 9/30/2017	6/30/2017	9/30/2016
Pre-tax adjusted items:			
Branch consolidation, property and equipment charges	$ (5)	$ (7)	$ (5)
Salaries and benefits related to severance charges	(1)	(3)	(3)
Loss on early extinguishment of debt	—	—	(14)
Securities gains (losses), net	8	1	—
Leveraged lease termination gains, net	1	—	8
Gain on sale of affordable housing residential mortgage loans	—	5	—
Insurance proceeds	—	—	47
Diluted EPS impact*	$ —	$ —	$ 0.01
Pre-tax additional selected items**:			
Operating lease impairment charges	$ (10)	$ (7)	$ —
Pension settlement charge	(2)	(10)	—
Hurricane-related impact on non-interest income and expense, net	(13)	—	—
Visa Class B shares expense	(4)	(1)	(11)
Oil spill recovery	—	—	10

- Incurred $5 million of expenses associated with branch consolidations and transfer of land held for future branch sites to held for sale
- Recognized $10 million of impairment charges associated with operating lease assets; recorded as reduction in non-interest income
- Recognized $2 million in pension-related settlement charges; included in salaries and employee benefits
- Results negatively impacted by hurricanes:
  - Estimated impact on card & ATM income ~ $1 million
  - Estimated impact on occupancy and other real estate owned expense ~$5 and ~$7 million, respectively

* Based on income taxes at a 38.5% incremental rate.
** Items represent an outsized or unusual impact to the quarter or quarterly trends, but are not considered non-GAAP adjustments.

REGIONS

13

Quarter-over-Quarter: • Despite softness in non-interest income, pre-tax pre-provision income(1) increased $29 million or 6% compared to 2Q17; adjusted pre-tax pre-provision income(1) increased $22 million or 4% • Asset sensitive profile supports net interest income despite lack of loan growth • Efficiency remains a top priority as evidenced by solid expense management Year-over-Year: • Pre-tax pre-provision income(1) increased $27 million or 5% compared to the 3Q16 quarter; adjusted pre-tax pre-provision income(1) increased $57 million or 12% Pre-tax pre-provision income Adjusted PPI Selected Items 3Q16 4Q16 1Q17 2Q17 3Q17 467 488 $476 497 $492 502 $498 524 33 $500 3 $527 (12) (5) (4) (1) (1) (1) Non-GAAP; see appendix for reconciliation 14 (1) (12) (5) (4)

Commercial retail lending overview

($ in millions)	As of 9/30/17					
	Loan Balances	Total Commitments Including Outstanding Balances	% Utilization	$ Criticized	% Criticized	# of Clients *
REITs	$1,451	$2,776	52%	—	—	27
Investor real estate (IRE)	956	1,034	92%	14	1%	318
C&I	1,236	2,393	52%	45	4%	7,310
CRE-OO	637	669	95%	30	5%	1,278
Asset Based Lending	682	1,695	40%	41	6%	25
Total Retail [(1)]	$4,962	$8,567	58%	$130	3%	8,958

Total retail

- Approximately $200 million of outstanding balances across the REIT and IRE portfolios relate to shopping malls
- Portfolio exposure to REITs specializing in enclosed malls consists of a small number of credits, all of which are investment grade
- IRE portfolio is widely distributed, largest tenants typically include 'basic needs' anchors
- C&I retail portfolio is also widely distributed; largest categories include:
  - Motor vehicle & parts dealers ~$380 million outstanding to ~1,100 clients
  - Building materials, garden equipment & supplies ~$160 million outstanding to ~700 clients
  - Non-store retailers ~$175 million outstanding to ~270 clients
  - Less than $60 million outstanding to clothing & accessories
- CRE-OO portfolio consists primarily of small strip malls and convenience stores
- Asset Based Lending portfolio is collateralized primarily by inventory and accounts receivable
- Generally, well-placed retail centers continue to perform well with low vacancy rates
- Regions has not been impacted by recent big name bankruptcies; continue to watch the sector closely
- Securities portfolio includes ~$792 million of post-crisis issued AAA rated CMBS with exposure to retail within the diversified collateral pool; protected with 35% credit enhancement, and losses expected to be de minimis in severely adverse scenario; portfolio also includes ~$70 million in retail related high quality, investment grade corporate bonds

(1) Does not include $26 million of retail related operating leases.
* Represents the number of clients with loan balances outstanding.

REGIONS
15

Energy lending overview

($ in millions)	As of 9/30/17 Loan / Lease Balances	Total Commitments Including Outstanding Balances	% Utilization	$ Criticized	% Criticized	As of 6/30/17 Loan / Lease Balances	Total Commitments Including Outstanding Balances	% Utilization	$ Criticized	% Criticized
Oilfield services and supply (OFS)	$513	$758	68%	$274	53%	$601	$926	65%	$335	56%
Exploration and production (E&P)	699	1,330	53%	354	51%	678	1,261	54%	388	57%
Midstream	524	1,225	43%	12	2%	519	1,188	44%	13	3%
Downstream	72	277	26%	15	21%	81	299	27%	16	20%
Other	94	234	40%	—	—%	106	287	37%	3	3%
Total direct	1,902	3,824	50%	655	34%	1,985	3,961	50%	755	38%
Indirect	572	935	61%	112	20%	544	994	55%	103	19%
Direct and indirect	2,474	4,759	52%	767	31%	2,529	4,955	51%	858	34%
Operating leases	66	66	—	28	42%	97	97	—	58	60%
Loans held for sale	1	1	—	1	100%	1	1	—	1	100%
Total energy	$2,541	$4,826	53%	$796	31%	$2,627	$5,053	52%	$917	35%

Total energy

- Total outstandings and commitments declined primarily due to paydowns and payoffs
- Allowance for loan and lease losses was 6.1% of direct energy balances at 9/30/17 vs 6.9% at 6/30/17
- No second lien exposure outstanding within the energy portfolio
- Leveraged loans account for 30% of energy related balances; the majority are Exploration & Production and Midstream
- Energy charge-offs were $28 million for 3Q17 and $59 million for 2017 year to date
- Under a scenario with oil averaging below $25, incremental losses could total $100 million over the next 8 quarters
- Utilization rate has remained between 40-60% since 1Q15
- 13% of direct energy loans are on non-accrual status
- ALLL/NPL excluding direct energy is 180%[(1)]

Note: Securities portfolio contained ~$3MM of high quality, investment grade corporate bonds that are energy related at 9/30/17, down $1mm from 6/30/17.
A leveraged relationship is defined as senior cash flow leverage of 3x or total cash flow leverage of 4x except for Midstream Energy which is 6x total cash flow leverage.

(1) Non-GAAP; see appendix for reconciliation

REGIONS
16

Energy lending - oil field services and exploration & production detail

Type	As of 9/30/17 ($ in millions)	# of Clients*	Commentary
Marine	$324	7	Sector remains under stress and will likely remain under stress in 2018. Contract coverage totals 54% of outstandings for remainder of 2017.
Integrated OFS	91	6	Stabilized conditions for companies servicing onshore activity. Average utilization is 32% indicating clients have ample liquidity.
Compression	46	2	Linked to movement of natural gas. Sector is more stable and lower risk than other sectors.
Fluid Management	10	2	Exposure is minimal after recent payoffs.
Pre-drilling / Drilling	42	2	Outlook for onshore drillers has stablilized. Offshore drillers remain stressed; however Regions only has minimal exposure to offshore drillers.
Total Oil Field Services (OFS)	$513	19	
Exploration and Production (E&P)	$699	28**	
Total OFS and E&P	$1,212		

OFS Portfolio

- 39% shared national credit (SNC) loans
- 68% utilization rate compared to 65% in 2Q17
- 79% Non-pass rated (criticized) loans paying as agreed

E&P Portfolio

- Majority of borrowing is senior secured
- 99% shared national credit (SNC) loans
- 53% utilization rate compared to 54% in 2Q17
- Essentially all non-pass rated (criticized) loans paying as agreed

*Represents the number of clients that comprise 75% of the loan balances outstanding.
**Represents the number of clients that comprise 90% of the loan balances outstanding.

REGIONS
17

Commercial - Non- Energy, $4,288 Investor Real Estate, $984 Consumer Real Estate Secured, $1,163 Consumer Non-Real Estate Secured, $1,013 Commercial - Energy (Direct), $1,043 Commercial - Non-Energy, $2,211 Investor Real Estate, $134 Consumer Real Estate Secured, $1,145 Consumer Non-Real Estate Secured, $292 Commercial - Energy (Direct), $378 Loan balances by select states Texas Louisiana Investor Real Estate ($ in millions) Office Retail Multi-Family SingleFamily Other Total Baton Rouge $34 $1 $9 $9 $10 $63 New Orleans 4 5 1 1 5 16 Other 5 4 30 1 15 55 Total $43 $10 $40 $11 $30 $134 Investor Real Estate ($ in millions) Office Retail Multi-Family Single Family Other Total Houston $43 $43 $188 $74 $20 $368 Dallas 106 31 113 62 30 342 San Antonio — 26 25 16 17 84 Other 9 75 95 4 7 190 Total $158 $175 $421 $156 $174 $984 18 $4.2B$8.5B

Loan balances by select states (continued) Alabama Mississippi Commercial - Non- Energy, $4,866 Investor Real Estate, $270 Consumer Real Estate Secured, $3,577 Consumer Non-Real Estate Secured, $807 Commercial - Non-Energy, $1,454 Investor Real Estate, $131 Consumer Real Estate Secured, $927 Consumer Non-Real Estate Secured, $356 Commercial - Energy (Direct), $26 19 $2.9B$9.5B Investor Real Estate ($ in millions) Office Retail Multi-Family Single Family Other Total Birmingham $16 $21 $6 $14 $19 $76 Huntsville 81 15 5 4 1 106 Mobile / Baldwin County 2 15 3 1 17 38 Other 7 9 17 9 8 50 Total $106 $60 $31 $28 $45 $270 Investor Real Estate ($ in millions) Office Retail Multi-Family Single Family Other Total North Mississippi — — — — $79 $79 Jackson/Other 4 4 21 1 3 33 Gulfport / Biloxi / Pascagoula — — 18 — 1 19 Total $4 $4 $39 $1 $83 $131 Commercial- Energy (Direct), $18

Loan balances by select states (continued) Florida Commercial - Non- Energy, $5,583 Investor Real Estate, $1,360 Consumer Real Estate Secured, $7,946 Consumer Non-Real Estate Secured, $1,360 20 $16.2B Investor Real Estate ($ in millions) Office Retail Multi-Family Single Family Other Total Miami-Fort Lauderdale CBSA/Key West $32 $132 $106 $41 $165 $476 Tampa/Sarasota 134 21 42 50 193 440 Orlando 8 7 63 37 74 189 Jacksonville 8 19 — 10 12 49 Other 20 19 6 98 63 206 Total $202 $198 $217 $236 $507 $1,360 Commercial- Energy (Direct), $0

Non-GAAP reconciliation: non-interest income, non-interest expense and efficiency ratio

The table below presents computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. Management uses this ratio to monitor performance and believes this measure provides meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income and other financing income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the efficiency ratio. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. The table on the following page presents a computation of the operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP). Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

($ amounts in millions)		Quarter Ended 9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	3Q17 vs. 2Q17		3Q17 vs. 3Q16	
ADJUSTED EFFICIENCY AND FEE INCOME RATIOS, ADJUSTED NON-INTEREST INCOME/EXPENSE-CONTINUING OPERATIONS										
Non-interest expense (GAAP)	A	**$ 886**	$ 909	$ 877	$ 899	$ 934	$ (23)	(2.5)%	$ (48)	(5.1)%
Adjustments:										
Branch consolidation, property and equipment charges		**(5)**	(7)	(1)	(17)	(5)	2	(28.6)%	—	NM
Loss on early extinguishment of debt		**—**	—	—	—	(14)	—	NM	14	(100.0)%
Salary and employee benefits—severance charges		**(1)**	(3)	(4)	(5)	(3)	2	(66.7)%	2	(66.7)%
Adjusted non-interest expense (non-GAAP)	B	**$ 880**	$ 899	$ 872	$ 877	$ 912	$ (19)	(2.1)%	$ (32)	(3.5)%
Net interest income and other financing income (GAAP)		**$ 898**	$ 882	$ 859	$ 853	$ 835	$ 16	1.8 %	$ 63	7.5 %
Taxable-equivalent adjustment		**23**	22	22	21	21	1	4.5 %	2	9.5 %
Net interest income and other financing income, taxable-equivalent basis	C	**$ 921**	$ 904	$ 881	$ 874	$ 856	$ 17	1.9 %	$ 65	7.6 %
Non-interest income (GAAP)	D	**$ 515**	$ 525	$ 510	$ 522	$ 599	$ (10)	(1.9)%	$ (84)	(14.0)%
Adjustments:										
Securities (gains) losses, net		**(8)**	(1)	—	(5)	—	(7)	NM	(8)	NM
Insurance proceeds [1]		**—**	—	—	—	(47)	—	NM	47	(100.0)%
Leveraged lease termination gains, net [1]		**(1)**	—	—	—	(8)	(1)	NM	7	(87.5)%
Gain on sale of affordable housing residential mortgage loans [1]		**—**	(5)	—	(5)	—	5	(100.0)%	—	NM
Adjusted non-interest income (non-GAAP)	E	**$ 506**	$ 519	$ 510	$ 512	$ 544	$ (13)	(2.5)%	$ (38)	(7.0)%
Total revenue, taxable-equivalent basis	C+D=F	**$ 1,436**	$ 1,429	$ 1,391	$ 1,396	$ 1,455	$ 7	0.5 %	$ (19)	(1.3)%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	C+E=G	**$ 1,427**	$ 1,423	$ 1,391	$ 1,386	$ 1,400	$ 4	0.3 %	$ 27	1.9 %
Efficiency ratio (GAAP)	A/F	**61.7%**	63.6%	63.1%	64.4%	64.2%				
Adjusted efficiency ratio (non-GAAP)	B/G	**61.7%**	63.2%	62.7%	63.2%	65.3%				
Fee income ratio (GAAP)	D/F	**35.8%**	36.8%	36.7%	37.4%	41.2%				
Adjusted fee income ratio (non-GAAP)	E/G	**35.4%**	36.5%	36.6%	36.9%	38.8%				

NM - Not Meaningful

(1) See page 23 for additional information regarding these adjustments.

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Non-GAAP reconciliation continued: non-interest income, non-interest expense and efficiency ratio

($ amounts in millions)		Nine Months Ended September 30 2017	2016	2017 vs. 2016	
ADJUSTED EFFICIENCY, FEE INCOME AND OPERATING LEVERAGE RATIOS, ADJUSTED NON-INTEREST INCOME/ EXPENSE- CONTINUING OPERATIONS					
Non-interest expense (GAAP)	H	$ 2,672	$ 2,718	$ (46)	(1.7)%
Adjustments:					
Professional, legal and regulatory expenses (1)		—	(3)	3	(100.0)%
Branch consolidation, property and equipment charges		(13)	(41)	28	(68.3)%
Loss on early extinguishment of debt		—	(14)	14	(100.0)%
Salary and employee benefits—severance charges		(8)	(16)	8	(50.0)%
Adjusted non-interest expense (non-GAAP)	I	$ 2,651	$ 2,644	$ 7	0.3 %
Net interest income and other financing income (GAAP)		$ 2,639	$ 2,545	$ 94	3.7 %
Taxable-equivalent adjustment		67	63	4	6.3 %
Net interest income and other financing income, taxable-equivalent basis	J	$ 2,706	$ 2,608	$ 98	3.8 %
Non-interest income (GAAP)	K	$ 1,550	$ 1,631	$ (81)	(5.0)%
Adjustments:					
Securities (gains) losses, net		(9)	(1)	(8)	NM
Insurance proceeds (2)		—	(50)	50	(100.0)%
Leveraged lease termination gains, net (3)		(1)	(8)	7	(87.5)%
Gain on sale of affordable housing residential mortgage loans (3)		(5)	—	(5)	NM
Adjusted non-interest income (non-GAAP)	L	$ 1,535	$ 1,572	$ (37)	(2.4)%
Total revenue, taxable-equivalent basis	J+K=M	$ 4,256	$ 4,239	$ 17	0.4 %
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	J+L=N	$ 4,241	$ 4,180	$ 61	1.5 %
Operating leverage ratio (GAAP)	M-H				2.1 %
Adjusted operating leverage ratio (non-GAAP)	N-I				1.2 %
Efficiency ratio (GAAP)	H/M	62.8%	64.1%		
Adjusted efficiency ratio (non-GAAP)	I/N	62.5%	63.3%		
Fee income ratio (GAAP)	K/M	36.4%	38.5%		
Adjusted fee income ratio (non-GAAP)	L/N	36.2%	37.6%		

NM - Not Meaningful

(1) Regions recorded $3 million of contingent legal and regulatory accruals during the second quarter of 2016 related to previously disclosed matters.

(2) Insurance proceeds recognized in the first nine months of 2016 are related to the previously disclosed settlements with the Department of Housing and Urban Development as well as the 2010 class-action lawsuit.

(3) See page 23 for additional information regarding these adjustments.

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Non-GAAP reconciliation: pre-tax pre-provision income

Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)

The Pre-Tax Pre-Provision Income table below presents computations of pre-tax pre-provision income from continuing operations excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of income that excludes certain adjustments does not represent the amount that effectively accrues directly to stockholders.

	Quarter Ended								
($ amounts in millions)	**9/30/2017**	6/30/2017	3/31/2017	12/31/2016	9/30/2016	3Q17 vs. 2Q17		3Q17 vs. 3Q16	
Net income from continuing operations available to common shareholders (GAAP)	$ **296**	$ 301	$ 278	$ 278	$ 303	$ (5)	(1.7)%	$ (7)	(2.3)%
Preferred dividends (GAAP)	**16**	16	16	16	16	—	NM	—	NM
Income tax expense (GAAP)	**139**	133	128	134	152	6	4.5 %	(13)	(8.6)%
Income from continuing operations before income taxes (GAAP)	**451**	450	422	428	471	1	0.2 %	(20)	(4.2)%
Provision for loan losses (GAAP)	**76**	48	70	48	29	28	58.3 %	47	162.1 %
Pre-tax pre-provision income from continuing operations (non-GAAP)	**527**	498	492	476	500	29	5.8 %	27	5.4 %
Other adjustments:									
Gain on sale of affordable housing residential mortgage loans [1]	**—**	(5)	—	(5)	—	5	(100.0)%	—	NM
Securities (gains) losses, net	**(8)**	(1)	—	(5)	—	(7)	NM	(8)	NM
Insurance proceeds [2]	**—**	—	—	—	(47)	—	NM	47	(100.0)%
Leveraged lease termination gains, net [3]	**(1)**	—	—	—	(8)	(1)	NM	7	(87.5)%
Salaries and employee benefits—severance charges	**1**	3	4	5	3	(2)	(66.7)%	(2)	(66.7)%
Branch consolidation, property and equipment charges	**5**	7	1	17	5	(2)	(28.6)%	—	NM
Loss on early extinguishment of debt	**—**	—	—	—	14	—	NM	(14)	(100.0)%
Total other adjustments	**(3)**	4	5	12	(33)	(7)	(175.0)%	30	(90.9)%
Adjusted pre-tax pre-provision income from continuing operations (non-GAAP)	$ **524**	$ 502	$ 497	$ 488	$ 467	$ 22	4.4 %	$ 57	12.2 %

NM - Not Meaningful

(1) Gain on sale of affordable housing residential mortgage loans in the fourth quarter of 2016 was due to the decision to sell approximately $171 million of loans to Freddie Mac. Approximately $91 million were sold with recourse, resulting in a deferred gain of $5 million, which was recognized during the second quarter of 2017.

(2) Insurance proceeds recognized in the third quarter of 2016 are related to the previously disclosed settlement with the Department of Housing and Urban Development.

(3) The impact of the leveraged lease termination gains, net in the third quarter of 2017 and 2016 were fully offset by increased tax expense.

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23

The table below presents computations of the adjusted allowance for loan losses to non-performing loans, excluding loans held for sale ratio (non-GAAP), generally calculated as adjusted allowance for loan losses divided by adjusted total non-accrual loans, excluding loans held for sale. The allowance for loan losses (GAAP) is presented excluding the portion of the allowance related to direct energy loans to arrive at the adjusted allowance for loan losses (non-GAAP). Total non-accrual loans (GAAP) is presented excluding direct energy non-accrual loans to arrive at adjusted total non-accrual loans, excluding loans held for sale (non-GAAP), which is the denominator for the allowance for loan losses to non-accrual loans ratio. Management believes that excluding the portion of the allowance for loan losses related to direct energy loans and the direct energy non-accrual loans will assist investors in analyzing the Company's credit quality performance absent the volatility that has been experienced by energy businesses. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, are not audited, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. Non-GAAP reconciliation: adjusted allowance for loan losses to non-performing loans, excluding loans held for sale 24 As of ($ amounts in millions) 9/30/2017 6/30/2017 3/31/2017 12/31/2016 9/30/2016 Allowance for loan losses (GAAP) $ 1,041 $ 1,041 $ 1,061 $ 1,091 $ 1,126 Less: Direct energy portion 115 136 123 147 176 Adjusted allowance for loan losses (non-GAAP) $ 926 $ 905 $ 938 $ 944 $ 950 Total non-accrual loans (GAAP) $ 760 $ 823 $ 1,004 $ 995 $ 1,078 Less: Direct energy non-accrual loans 247 267 310 311 305 Adjusted total non-accrual loans (non-GAAP) $ 513 $ 556 $ 694 $ 684 $ 773 Allowance for loan losses to non-performing loans, excluding loans held for sale (GAAP) 1.37x 1.27x 1.06x 1.10x 1.04x Adjusted allowance for loan losses to non-performing loans, excluding loans held for sale (non-GAAP) 1.80x 1.63x 1.35x 1.38x 1.23x

Non-GAAP reconciliation: Basel III common equity tier 1 ratio – fully phased-in pro-forma

The calculation of the fully phased-in pro-forma "Common equity Tier 1" (CET1) is based on Regions' understanding of the Final Basel III requirements. For Regions, the Basel III framework became effective on a phased-in approach starting in 2015 with full implementation beginning in 2019. The calculation provided below includes estimated pro-forma amounts for the ratio on a fully phased-in basis. Regions' current understanding of the final framework includes certain assumptions, including the Company's interpretation of the requirements, and informal feedback received through the regulatory process. Regions' understanding of the framework is evolving and will likely change as analysis and discussions with regulators continue. Because Regions is not currently subject to the fully-phased in capital rules, this pro-forma measure is considered to be a non-GAAP financial measure, and other entities may calculate it differently from Regions' disclosed calculation.

A company's regulatory capital is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to broad risk categories. The aggregated dollar amount in each category is then multiplied by the prescribed risk-weighted percentage. The resulting weighted values from each of the categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Common equity Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the common equity Tier 1 capital ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements on a fully phased-in basis.

Since analysts and banking regulators may assess Regions' capital adequacy using the fully phased-in Basel III framework, we believe that it is useful to provide investors the ability to assess Regions' capital adequacy on this same basis.

		As of and for Quarter Ended				
($ amounts in millions)		9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Basel III Common Equity Tier 1 Ratio—Fully Phased-In Pro-Forma (1)						
Stockholder's equity (GAAP)		$ 16,624	$ 16,893	$ 16,722	$ 16,664	$ 17,365
Non-qualifying goodwill and intangibles		(4,921)	(4,932)	(4,943)	(4,955)	(4,936)
Adjustments, including all components of accumulated other comprehensive income, disallowed deferred tax assets, threshold deductions and other adjustments		406	432	510	489	(173)
Preferred stock (GAAP)		(820)	(820)	(820)	(820)	(820)
Basel III common equity Tier 1—Fully Phased-In Pro-Forma (non-GAAP)	D	$ 11,289	$ 11,573	$ 11,469	$ 11,378	$ 11,436
Basel III risk-weighted assets—Fully Phased-In Pro-Forma (non-GAAP) (2)	E	$ 100,891	$ 101,894	$ 102,199	$ 102,975	$ 103,749
Basel III common equity Tier 1 ratio—Fully Phased-In Pro-Forma (non-GAAP)	D/E	11.2%	11.4%	11.2%	11.1%	11.0%

(1) Current quarter amounts and the resulting ratio are estimated.
(2) Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III on a fully phased-in basis. The amount included above is a reasonable approximation, based on our understanding of the requirements.

REGIONS
25

Forward-looking statements 26 Forward-Looking Statements This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, unemployment rates and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings. • The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict. • Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. • Any impairment of our goodwill or other intangibles, or any adjustment of valuation allowances on our deferred tax assets due to adverse changes in the economic environment, declining operations of the reporting unit, or other factors. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. • Our ability to effectively compete with other financial services companies, some of whom possess greater financial resources than we do and are subject to different regulatory standards than we are. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs. • Our inability to develop and gain acceptance from current and prospective customers for new products and services in a timely manner could have a negative impact on our revenue. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • Changes in laws and regulations affecting our businesses, such as the Dodd-Frank Act and other legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our ability to obtain a regulatory non-objection (as part of the CCAR process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us. • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance and intensity of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards and the LCR rule), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted. • The Basel III framework calls for additional risk-based capital surcharges for globally systemically important banks. Although we are not subject to such surcharges, it is possible that in the future we may become subject to similar surcharges. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business. The following list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors" of Regions' Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission. The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.

• Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and non-financial benefits relating to our strategic initiatives. • The success of our marketing efforts in attracting and retaining customers. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Fraud or misconduct by our customers, employees or business partners. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • The risks and uncertainties related to our acquisition and integration of other companies. • Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act. • The inability of our internal disclosure controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly, on our businesses. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries. • Our inability to keep pace with technological changes could result in losing business to competitors. • Our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, malware, “hacking” and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information; disruption or damage to our systems; increased costs; losses; or adverse effects to our reputation. • Our ability to realize our adjusted efficiency ratio target as part of our expense management initiatives. • Significant disruption of, or loss of public confidence in, the Internet and services and devices used to access the Internet could affect the ability of our customers to access their accounts and conduct banking transactions. • Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses; result in the disclosure of and/or misuse of confidential information or proprietary information; increase our costs; negatively affect our reputation; and cause losses. • Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to stockholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect how we report our financial results. • Other risks identified from time to time in reports that we file with the SEC. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC. The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time. Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Evelyn Mitchell at (205) 264-4551. Forward-looking statements (continued) 27

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